Exhibit 10.4

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025 by and between Trump Media Group CRO Strategy, Inc., a Florida corporation (“SPAC”), and the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on August 25, 2025, SPAC, YA S3 Inc., a Florida corporation and an indirect wholly owned subsidiary of SPAC (“SPAC Sub”), Foris Holdings KY Limited, a Cayman Islands exempted company (“Crypto.com”), Crypto.com Strategy Holdings, a Cayman Islands exempted company (“Crypto.com Sub”), Trump Media & Technology Group Corp., a Florida corporation (“TMTG”), and Yorkville Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”) entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and certain of the Ancillary Agreements, subject to the terms and conditions thereof, among other matters, pursuant to and in accordance with applicable laws and upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), each of Crypto.com Sub and TMTG will contribute certain assets and/or license certain rights, knowhow and Intellectual Property to SPAC or SPAC Sub (as applicable) (such transactions, with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, immediately following the Closing, Holder will be a holder of shares of SPAC Stock, SPAC Warrants and SPAC Units in such amount as set forth underneath Holder’s name on the signature page hereto (collectively, including any securities exercisable or issuable from such securities, the “Restricted Securities”); [provided, however, that any SPAC Stock purchased or acquired by Holder or any of its Affiliates following the execution of the Business Combination Agreement, including without limitation pursuant to the Stock Purchase Agreement or the Backstop Agreement, shall not be deemed Restricted Securities hereunder;]1 and

WHEREAS, pursuant to the Business Combination Agreement and the transactions contemplated thereby and the Ancillary Documents, and in view of the valuable consideration to be received by Holder thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to set forth herein certain understandings between such parties with respect to restrictions on transfer of the Restricted Securities;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a)   Without the prior written consent of SPAC, during the 12-month period beginning on the Closing Date and ending on the first anniversary of the Closing Date [(the “Initial Lock-Up Period”)2 / (the “Lock-Up Period”)3], Holder hereby agrees not to, and agrees not cause any direct or indirect Affiliate to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any hedging, swap or other arrangement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). [During the 6-month period following the Initial Lockup Period (“Window 1”), Holder and any direct or indirect Affiliate may sell up to 10% of Holder’s Restricted Securities. During the 6-month period following Window 1 (“Window 2”), Holder and any direct or indirect Affiliate may sell up to 15% of Holder’s aggregate Restricted Securities. During the 12-month period following Window 2 (“Window 3”) Holder and any direct or indirect Affiliate may sell up to 25% of Holder’s aggregate Restricted Securities so long as no more than 10% of Holder’s aggregate Restricted Securities are sold within any 3-month period. During the 12-month period following Window 3 (“Window 4”), Holder and any direct or indirect Affiliate may sell up to 25% of Holder’s aggregate Restricted Securities so long as no more than 10% of Holder’s aggregate Restricted Securities are sold within any 3-month period. At the conclusion of Window 4, Holder and any direct or indirect Affiliate may sell all remaining aggregate shares. The Initial Lock-Up Period, together with Window 1, Window 2, Window 3, and Window 4, are collectively the “Lock-Up Period”.]4

1 To be included in the agreements between SPAC and the Sponsor.

2 To be included in the agreements between SPAC and the Sellers.

3 To be included in the agreements between SPAC and all Holders other than the Sellers.

4 To be included in the agreements between SPAC and the Sellers.

(b)   Section 1(a) above shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (each, a “Permitted Transferee”): (I) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Holder, (B) as part of a distribution to members, partners or stockholders of Holder and (C) to officers or directors of Holder, any Affiliate or family member of any of Holder’s officers or directors, or to any members, officers, directors or employees of Holder or any of its Affiliates; (II) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person; (III) to a charitable organization; (IV) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (V) in the case of an individual, transfers pursuant to a qualified domestic relations order; [or] (VI) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; [(VII) transfers to satisfy any U.S. federal, state, or local income tax obligations of Holder (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the Transactions; [or] (VIII) transfers to Sponsor or its Affiliates or transfers to Crypto.com or its Affiliates];5 provided, however, that it shall be a condition to any transfer pursuant to clauses (I) through [(VI) / (VIII)] above that the Permitted Transferee executes and delivers to SPAC an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Holder further agrees to execute such agreements as may be reasonably requested by SPAC that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict Holder from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between SPAC and the Holder, provided that no public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period.

(c)   If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and SPAC shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, SPAC may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d)   During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2025, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)   For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of SPAC during the Lock-Up Period, including the right to vote any Restricted Securities. Any securities of SPAC held by Holder or any of its Affiliates that are not Restricted Securities (including any securities that are released from the restrictions set forth in Section 1 following the expiration of the applicable Lock-Up Period) may be sold, transferred, hedged, encumbered, hypothecated, or otherwise disposed of without restriction, subject only to Federal Securities Laws or any other applicable Law.

5 To be included in the agreements between SPAC and the management team.

2.	Miscellaneous.

(a)   Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of SPAC, except in accordance with the procedures set forth for transfers of Restricted Securities to Permitted Transferees in Section 1(a), and any such purported transfer shall be null and void. SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b)   Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c)   Governing Law; Jurisdiction; Specific Performance. Sections 11.6 and 11.7 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(d)   Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)   Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC or Sponsor, to:

Yorkville Advisors Global, LP

1012 Springfield Avenue

Mountainside, NJ 07092

Attn: Mark Angelo, Portfolio Manager

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)
3203 Hanover Street, Suite 100
Palo Alto, CA 94304
Attn: Curtis L. Mo; Jeffrey Selman

Email:

If to Holder, to the address set forth below Holder’s name on the signature page to this Agreement.

(f)    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC and Holder; provided, however, that if any waiver of any of the Lock-Up Agreements executed in connection with the Business Combination Agreement is granted by SPAC, SPAC will provide notice to Holder, and if Holder so elects, such waiver shall be deemed granted mutatis mutandis for this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g)   Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h)   Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or any of the rights, remedies or obligations of Holder under any other agreement between Holder and SPAC or any certificate or instrument executed by Holder in favor of SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of SPAC or any of the rights, remedies or obligations of Holder under this Agreement.

(i)    Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j)     Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

SPAC:

TRUMP MEDIA GROUP CRO STRATEGY, INC.

By:

Name:

Title:

HOLDER:

[___________]

By:

Name:

Title:

Number and Type of Restricted Securities:

Class A Common Stock:

Class B Common Stock:

Converted SPAC Warrants:

Address for Notice:

Address:

Telephone No.:

Email:

[Signature Page to Lock-Up Agreement]